UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 2, 2005

PACIFICORP

(Exact name of registrant as specified in its charter)

STATE OF OREGON (State or other jurisdiction of incorporation)	1-5152 (Commission File No.)	93-0246090 (I.R.S. Employer Identification No.)

825 N.E. Multnomah, Suite 2000, Portland, Oregon (Address of principal executive offices)	97232-4116 (Zip Code)

Registrant’s telephone number, including area code:

(503) 813-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

On May 2, 2005, PacifiCorp’s Chief Financial Officer, Richard D. Peach, entered into new compensation arrangements with PacifiCorp and Scottish Power UK plc (“SPUK”), an indirect wholly owned subsidiary of Scottish Power plc (“ScottishPower”), PacifiCorp’s ultimate parent company. Effective May 1, 2005, Mr. Peach’s base salary is $410,000, his maximum incentive under the PacifiCorp Annual Incentive Plan is 80% of base salary (including Deferred Share Program component), and he participates in ScottishPower’s Long Term Incentive Plan and PacifiCorp’s Executive Severance Plan.

Mr. Peach continues to report to PacifiCorp’s Chief Executive Officer, Judith Johansen, but his current international assignment to PacifiCorp from SPUK will change to permanent employment by PacifiCorp when he obtains U.S. permanent resident status. Upon permanent employment by PacifiCorp, Mr. Peach will cease participation in the ScottishPower Pension Scheme and will participate in PacifiCorp retirement programs, including the PacifiCorp Compensation Reduction Plan, Retirement Plan and Supplemental Executive Retirement Plan. Also effective May 1, 2005, Mr. Peach’s full international assignment benefits have ceased, but he will continue to receive transition benefits, including foreign service premium payments, cost-of-living adjustment payments and housing and utilities allowances for up to 18 months.

PacifiCorp and Mr. Peach also entered into a retention agreement that is effective May 30, 2005. This agreement entitles Mr. Peach to an $80,000 retention bonus on June 1, 2006 if he remains employed at an acceptable level of performance in PacifiCorp’s Chief Financial Organization through May 30, 2006 and has developed a succession and risk mitigation plan for his department. Mr. Peach will be entitled to an additional $80,000 retention bonus if he remains employed at an acceptable level of performance by ScottishPower or any of its subsidiaries (including PacifiCorp) through May 30, 2007. If Mr. Peach’s employment is terminated involuntarily due to a workforce reduction during the term of the retention agreement, he will receive the full amount of any unpaid retention bonuses.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

10.1  Summary of Key Terms of Compensation Arrangement with Richard Peach

10.2  Summary of PacifiCorp Annual Incentive Plan for Executive Officers

10.3  PacifiCorp Executive Severance Plan

10.4  Retention Agreement with Richard Peach

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PACIFICORP (Registrant)
By	/s/ Andrew P. Haller

Andrew P. Haller Senior Vice President, General Counsel and Corporate Secretary

Date:  MAY 5, 2005